PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

ALPINE CYCLICAL ADVANTAGE PROPERTY FUND

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **proxyonline.com** using your proxy control number found below

3. By **PHONE** with a live operator when you call toll-free **1-800-331-7543** Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 16, 2015

The undersigned hereby appoints Ronald G. Palmer, Jr. and Andrew E. Pappert, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Alpine Cyclical Advantage Property Fund ("the Fund"), a series of Alpine Equity Trust, to be held on October 16, 2015, at 10:30 a.m., Eastern Time, at 2500 Westchester Avenue, Purchase, New York 10577 (the "Meeting"), and for any adjournment or postponement thereof, to vote, as designated on the reverse, all shares of the Fund held by the undersigned on the close of business on August 25, 2015. Capitalized terms used without definition have the meanings given to them in the accompanying proxy statement.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(800) 331-7543. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on October 16, 2015. A copy of the Notice of Special Meeting of Shareholders, the Proxy Statement/Prospectus and proxy card are available at: www.proxyonline.com/docs/alpinefunds.pdf.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

ALPINE CYCLICAL ADVANTAGE PROPERTY FUND

PROXY CARD

Your signature is required for your vote to be counted.

Please sign exactly as name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF TRUSTEES, AND THE PROPOSAL BELOW HAS BEEN PORPOSED BY THE BOARD OF TRUSTEES.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL AND IN THEE APPOINTED PROXIES' DISRECTION UPON SUCH OTHER BUSINESS AS MAY PROPOERLY COME BEFORE THE MEETING.

The Board of Trustees of the Fund unanimously recommends that you vote "FOR" the proposal.

To vote, mark one box in blue or black ink. Example: ●

	FOR	AGAINST	ABSTAIN
1. To consider and approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets of Alpine Cyclical Advantage Property Fund (the "Target Fund") by Alpine Global Infrastructure Fund (the "Acquiring Fund"), in exchange for the assumption of all of the liabilities of the Target Fund and for shares of the Acquiring Fund to be distributed to the shareholders of the Target Fund (the "Reorganization"), and (ii) the subsequent termination of the Target Fund as a series of the Alpine Equity Trust; and	○	○	○

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Thank you for voting

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]